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            SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           FORM 8-K

                         CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2000


                    QUINTEK TECHNOLOGIES, INC.
        (Exact name of registrant as specified in its charter)


California                 000-29719              77-0505346
(State or other           (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation or
organization)

                  537 Constitution Ave., Suite B
                   Camarillo, California 93012
              (Address of principal executive office)

            Issuer's telephone number:    805-383-3904

Item 5      Other Events

On July 31, 2000, the Company announced that it has extended the expiration date of its Class B warrants to October 31, 2000, and has lowered their exercise price to $1.25 per share. The announcement is contained in the press release filed herewith as an exhibit.


Exhibits
--------

99.1  Press Release dated July 31, 2000

                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Quintek Technologies, Inc.



Date:  August 2, 2000          /s/ Thomas W.  Sims
                               ------------------------------
                               Thomas W. Sims, President

                          Exhibit 99.1

QUINTEK EXTENDS CLASS B WARRANTS

July 31, 2000

Camarillo, Calif. /PR Newswire/ - Quintek Technologies, Inc.
(OTCBB:QTEK) today announced that management has elected to extend its Class B Warrants until October 31, 2000 at the strike price of $1.25 per share.

Quintek supplies chemical-free equipment, software, media, and services used to preserve digital data and insure against information loss due to catastrophic events, computer virus, technology obsolescence, equipment failure, media degradation, and software incompatibility.

CONTACT INFORMATION:

Corporate Web Site:      www.Qunitek.com

Investor Relations:      (877) 980-1398

Public Relations:        QTEK PR@TwoTrades.com  www.TwoTrades.com

This document contains forward-looking statements. There are certain important factors that could cause results to differ materially from those anticipated by the statements made above. Additional information on these and other factors will be included on future 10-Q and 10-K reports.

SOURCE: Quintek Technologies, Inc.